Exhibit 16.1
October 12, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Knova Software, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Knova Software, Inc. dated July 24, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.
This Exhibit 16 letter supersedes the Exhibit 16 letters included in Item 4.01 of Form 8-K/A filings of Knova Software, Inc., which were filed on September 6, 2006 and September 27, 2006.
Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP